EXHIBIT 23.1

CONSENT OF BDO AUDIBERIA AUDITORES

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-31076), Form S-8 (File No. 333-122329), Form S-3 (File No. 333-109607), Form S-3 (File No. 333-40936) and Form S-3 (File No. 333-147964) of Private Media Group, Inc. of our reports dated April 6, 2009, relating to the consolidated financial statements and financial statement schedule II of Private Media Group, Inc.

/s/ BDO AUDIBERIA AUDITORES

BDO Audiberia Auditores

Barcelona, Spain

April 14, 2009